Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-172560-01 on Form S-3 of our reports dated February 11, 2013, relating to the financial statements and financial statement schedules of Kilroy Realty, L.P. and the effectiveness of Kilroy Realty, L.P.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Kilroy Realty, L.P. for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE, LLP
Los Angeles, California
February 11, 2013